Exhibit 10.7

UGI CORPORATION
EXECUTIVE ANNUAL BONUS PLAN
(As amended as of November 15, 2018)
I.Purpose. The purpose of the UGI Corporation Executive Annual Bonus Plan (the “Plan”) is to provide a means whereby UGI Corporation (the “Company”) may provide incentive compensation to its eligible employees to serve as an incentive for employee performance and retention. The Plan is intended to encourage eligible employees to contribute to the growth of the Company and the enhancement of shareholder value. The Plan is part of a total compensation structure under which a meaningful portion of eligible employees’ total compensation is based on achievement of performance goals relating to the eligible employees’ business and/or area of responsibility. The Plan was originally effective as of October 1, 2006, was amended and restated as of November 16, 2012, and is hereby amended and restated as of November 15, 2018.
II.    Definitions. Whenever used in this Plan, the following terms will have the respective meanings set forth below:
2.1    “Administrative Committee” means the Chief Executive Officer of the Company and the chief human resources officer of the Company.
2.2    “Board” means the board of directors of the Company as constituted from time to time.
2.3    “Code” means the Internal Revenue Code of 1986, as amended.
2.4    “Committee” means (i) for Senior Management, the Compensation and Management Development Committee of the Board or its successor or (ii) for Eligible Employees who are not members of Senior Management, the Chief Executive Officer of the Company or his designee.
2.5    “Company” means UGI Corporation, a Pennsylvania corporation, or any successor thereto.
2.6    “Eligible Employee” means, unless determined otherwise by the Committee, (i) a U.S. salaried employee of the Employer or an expatriate of the Employer, in either case who is compensated in the executive salary grade structure, or (ii) an employee of the Employer who is employed outside of the U.S. and has the title of UGI International Regional Business Unit Head or equivalent as determined by the Committee. The Committee may also designate in writing that one or more other senior level employees of an Employer shall be Eligible Employees for purposes of the Plan for a Fiscal Year, in its sole discretion.

2.7    “Employer” means, unless determined otherwise by the Committee, the Company and its subsidiaries, other than UGI Utilities, Inc. and AmeriGas Propane, Inc. and each of their subsidiaries.
2.8    “Equity Plan” means the UGI Corporation 2013 Omnibus Incentive Compensation Plan, as in effect from time to time, or a successor plan.
2.9    “Fiscal Year” means the Company’s fiscal year beginning each October 1 and ending each September 30.
2.10    “Participant” means, unless determined otherwise by the Committee, an Eligible Employee who provides services to the Employer during the applicable Fiscal Year. Employees of UGI Utilities, Inc. and AmeriGas Propane, Inc. and their subsidiaries, and participants in any other annual bonus plan of an Employer, are not eligible to participate in the Plan, except in the case of a transfer to or from an eligible position during a Fiscal Year, as set forth in Section 3.4.
2.11    “Plan” means this UGI Corporation Executive Annual Bonus Plan, as in effect from time to time.
2.12    “Senior Management” means those Eligible Employees who are designated as executive officers by the Board pursuant to Rule 16a-1 of the rules promulgated pursuant to the Securities Exchange Act of 1934, as amended.
2.13    “Stock Award” shall have the meaning given that term under the Equity Plan.
III.    Annual Bonus.
3.1    Target Bonus. At the beginning of each Fiscal Year, the Committee shall establish a target bonus as a percentage of each Participant’s salary for the Fiscal Year. Each Participant shall be eligible to receive an annual bonus for the Fiscal Year based on the achievement of business and financial performance goals, and the Participant’s individual performance goals, if applicable, during the Fiscal Year, as established by the Committee in its discretion. The amount actually paid to a Participant may be more or less than the target bonus amount, depending on the extent to which the performance goals are satisfied, as determined by the Committee.
3.2    Performance Goals.
(a)    Business/Financial Goals. At the beginning of each Fiscal Year, the Committee shall establish the business and/or financial performance goals for the Fiscal Year and leverage tables (as described below) that apply to the performance goals.
(b)    Individual Goals. The Committee shall determine which Participants shall have individual performance goals as part of their bonus calculation. At the beginning of each Fiscal Year, the Committee shall establish each Participant’s individual performance goals for the year, if applicable, and shall set leverage tables that shall apply to individual performance goals.

(c)    Weighting; Leverage Tables. At the time the Committee establishes performance goals for each Fiscal Year, the Committee shall determine the weighting for each Participant with respect to the business and financial performance goals and the individual goals, as applicable, for the Fiscal Year. At such time, the Committee shall also determine the leverage tables, which shall set forth the percentage of the target bonus that may become payable based on the achievement of the performance goals, subject to the eligibility and other conditions of payment as set forth in the Plan. The leverage tables and weighting of the goals need not be uniform as to all Participants.
(d)    Communication of Goals. The Committee shall provide for the communication of the performance goals and corresponding leverage tables to the Participants, which may be by email.
3.3    Determination and Approval of Bonus Payments.
(a)    At the end of the Fiscal Year, the Committee shall determine the amount of each Participant’s bonus, if any, based on the achievement of the business and financial performance goals and, if applicable, the achievement of the individual performance goals. The Committee shall have sole discretion to determine whether and to what extent the performance goals have been met. No bonus shall be deemed earned until the Committee makes such determinations and all qualifying conditions of the Plan have been satisfied. The Committee shall have sole discretion to determine whether a Participant has earned a bonus, and the amount of any such bonus earned.
(b)    The Committee may adjust the performance results for extraordinary items or other events, as the Committee deems appropriate.
(c)    If the threshold level of business and financial performance is not achieved, no bonuses will be paid, unless determined otherwise by the Committee in its discretion.
(d)    The Committee shall have discretion to increase or decrease the amount of the annual bonus by up to 50% more or less than the amount otherwise determined, based on the Participant’s contribution to the achievement of the performance goals, other contributions that have a significant impact on Company performance, or other factors. The Committee may determine that no increase or decrease will be made for a Fiscal Year.
3.4    Newly Hired Employees, Promotions and Transfers. Employees who are newly hired or who are promoted or transferred into a position eligible to participate in the Plan during the Fiscal Year may be eligible to receive a prorated bonus award calculated in whole months based on the relative time spent in the eligible position during the Fiscal Year, as determined by the Committee. If a Participant is transferred into a position that is not eligible to participate in the Plan during the Fiscal Year, the Participant may be eligible to receive a prorated award calculated in whole months based on the relative time spent in the eligible position during the Fiscal Year, as determined by the Committee. A Participant’s annual bonus target percentage and the Participant’s performance goals may be adjusted to reflect any change in position during a Fiscal Year.
3.5    Payment of Annual Bonus. Each annual bonus for a Fiscal Year shall be paid to the Participant in a single lump sum payment between September 30 and December 31 of the calendar year in which the Fiscal Year ends, except as provided below. Annual bonuses for a Fiscal Year shall be paid in cash; provided that the Committee may determine that part or all of a Participant’s annual bonus shall be paid in the form of a Stock Award under the Equity Plan. Unless the Committee determines otherwise, to the extent that an officer of the Company who is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, shall not have satisfied any ownership requirement then applicable to such officer, as set forth in the UGI Corporation Stock Ownership Policy, up to 10% of the gross amount of the officer’s annual bonus shall be paid in fully vested Stock Awards under the Equity Plan.
3.6    Withholding Tax. Each Employer shall withhold from each bonus payment an amount sufficient to satisfy all federal, state and local tax withholding requirements relating to the bonus. Unless the Committee determines otherwise, withholding taxes with respect to any portion of a bonus paid in the form of a Stock Award shall be deducted from the cash portion of such bonus.
IV.    Termination of Employment.
4.1    The Plan is, in part, intended as a retention tool, and bonuses are not deemed earned until the Committee has determined whether and to what extent the performance goals have been met and all qualifying conditions and eligibility criteria of the Plan have been satisfied. Except as provided in Sections 4.2 and 4.3 below, a Participant must be employed by the Employer on the payment date in order to receive a bonus.
4.2    If a Participant’s employment terminates on account of retirement, death or disability, (a) if such retirement, death or disability occurs after the close of a Fiscal Year but prior to payment of bonuses for such Fiscal Year, the Participant will be eligible to receive the bonus that the Participant otherwise would have been eligible to receive if the Participant had remained employed until the payment date and (b) the Committee may determine that the Participant is eligible to receive an annual bonus for the Fiscal Year in which the termination occurs, which bonus may be prorated based on the Participant’s period of employment with the Company during such Fiscal Year.
4.3    If a Participant’s employment terminates on account of involuntary termination by the Employer without cause, the Committee may determine in its sole discretion that (a) if such termination occurs after the close of a Fiscal Year but prior to payment of bonuses for such Fiscal Year, the Participant will be eligible to receive the bonus that the Participant otherwise would have been eligible to receive if the Participant had remained employed until the payment date and (b) the Participant is eligible to receive an annual bonus for the Fiscal Year in which the termination occurs, which bonus may be prorated based on the Participant’s period of employment with the Company during such Fiscal Year.

4.4    In determining whether to pay any bonus under Section 4.2 and 4.3 above, the Committee may take into account factors such as Company performance, individual performance, and the portion of the year elapsed prior to termination. The annual bonus payable under Section 4.2 or 4.3, if any, shall be paid within 60 days after the date of termination, death or disability, as applicable (and not later than the date on which bonuses for the applicable Fiscal Year are paid to other Participants), subject to any conditions that may be imposed by the Committee, including execution of a release of claims.
V.    Administration.
5.1    The Committee administers the Plan. The Committee shall have full power and discretionary authority to interpret and administer the Plan, to make all determinations, including all participation and bonus determinations, and to prescribe, amend and rescind any rules, forms or procedures as the Committee deems necessary or appropriate for the proper administration of the Plan and to make any other determinations and take such other actions as the Committee deems necessary or advisable in carrying out its duties under the Plan.
5.2    Any action required of the Committee under the Plan shall be made in the Committee’s sole discretion and not in a fiduciary capacity. All decisions and determinations by the Committee shall be final, conclusive and binding on the Company, the Participants, and any other persons having or claiming an interest hereunder. All bonuses shall be awarded conditional upon the Participant’s acknowledgement, by continuing in employment with the Employer, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest in such bonus.
VI.    General Provisions.
6.1    Clawback. Any annual bonus paid under the Plan shall be subject to any applicable clawback and other policies implemented by the Board, as in effect from time to time.
6.2    Transferability. No bonus under this Plan shall be transferred, assigned, pledged or encumbered by the Participant nor shall it be subject to any claim of any creditor, and, in particular, to the fullest extent permitted by law, all such payments, benefits and rights shall be free from attachment, garnishment, trustee’s process, or any other legal or equitable process available to any creditor of such Participant. In the event of a Participant’s death, any amounts payable under this Plan, as determined by the Committee, shall be paid to the Participant’s estate.
6.3    Unfunded Arrangement. The Plan is an unfunded incentive compensation arrangement. Nothing contained in the Plan, and no action taken pursuant to the Plan, shall create or be construed to create a trust of any kind. Each Participant’s right to receive a bonus shall be no greater than the right of an unsecured general creditor of the Employer. All bonuses shall be paid from the general funds of the Employer, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of bonuses.
6.4    No Rights to Employment. Nothing in the Plan, and no action taken pursuant hereto, shall confer upon a Participant the right to continue in the employ of the

Employer, or affect the right of the Employer to terminate a Participant’s employment at any time for cause or for no cause whatsoever.
6.5    Section 409A. The Plan is intended to comply with the short-term deferral rule set forth in the regulations under section 409A of the Code, in order to avoid application of section 409A to the Plan. If and to the extent that any payment under this Plan is deemed to be deferred compensation subject to the requirements of section 409A, this Plan shall be administered so that such payments are made in accordance with the requirements of section 409A. Any payment from the Plan that is subject to the requirements of section 409A may only be made in a manner and upon an event permitted by section 409A, including the requirement that deferred compensation payable to a “specified employee” of a publicly traded company be postponed for six months after separation from service or death, if earlier. Payments upon termination of employment may only be made upon a “separation from service” under section 409A. For purposes of section 409A, each payment shall be treated as a separate payment. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under the Plan, and if a payment that is subject to section 409A is conditioned on the execution of a release of claims, and such payment could be made in more than one taxable year, payment shall be made in the later taxable year.
6.6    Termination and Amendment of the Plan. The Compensation and Management Development Committee of the Board may amend or terminate the Plan at any time. Notwithstanding the foregoing, the Administrative Committee may adopt any amendment to the Plan as it shall deem necessary or appropriate to (i) maintain compliance with current laws and regulations, (ii) correct errors and omissions in the Plan document, and (iii) facilitate the administration and operation of the Plan. The Administrative Committee shall notify the Management Development Committee of the Board of any such amendments to the Plan within a reasonable period of time following such amendment.
6.7    Successors. The Plan shall be binding upon and inure to the benefit of the Employer, its successors and assigns, and each Participant and his or her heirs, executors, administrators and legal representatives.
6.8    Applicable Law. The Plan shall be construed and governed in accordance with the laws of the Commonwealth of Pennsylvania.